As filed with the Securities and Exchange Commission on January 24, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM F-3
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                             Optimal Robotics Corp.
             (Exact name of Registrant as specified in its charter)

                     --------------------------------------

      Canada                         7373                        98-0160833
 (State or other         (Primary Standard Industrial        (I.R.S. Employer
 jurisdiction of          Classification Code Number)        Identification No.)
 incorporation or
  organization)

                                4700 de la Savane
                                    Suite 101
                            Montreal, Quebec H4P 1T7
                                 (514) 738-8885
   (Address and telephone number of Registrant's principal executive offices)


                              CT Corporation System
                                 111 8th Avenue
                            New York, New York 10011
                            Telephone (212) 894-8400
            (Name, address and telephone number of agent for service)

                                                  Copy to:
Steven H. Levin                                   Leon P. Garfinkle
Goodman Phillips & Vineberg                       Goodman Phillips & Vineberg
430 Park Avenue                                   1501 McGill College Avenue
New York, New York 10022                          Montreal, Quebec H3A 3N9
(212) 308-8866                                    (514) 841-6400


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                            Proposed Maximum     Proposed Maximum       Amount of
                        Amount to be         Offering Price     Aggregate Offering    Registration
                         Registered           Per Share(1)           Price(1)             Fee
--------------------------------------------------------------------------------------------------
Common shares
offered by the           253,420(2) Shares      $32.1875          $8,156,956.25         $2,153.44
selling shareholder
================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq Stock Market on January 19, 2000.

(2) Includes an indeterminate number of common shares that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Optimal Robotics Corp.

          Cross Reference Sheet Pursuant to Regulation S-K, Item 501(b)


                Form F-3 Item                                    Sections in Prospectus
                -------------                                    ----------------------
Forepart of the  Registration  Statement  and
Outside Front Cover Page of Prospectus................    Outside Front Cover Page

Inside Front and Outside Back Cover
  Pages of Prospectus ................................    Inside Front and Outside Back Cover Pages

Summary  Information,  Risk Factors,  and Ratio
  of Earnings to Fixed Charges........................    Prospectus Summary; Risk Factors

Use of Proceeds.......................................    Use of Proceeds

Determination of Offering Price.......................    Plan of Distribution

Dilution..............................................    Inapplicable

Selling Security Holders..............................    Selling Shareholder

Plan of Distribution..................................    Outside Front and Inside Front Cover Pages;
                                                           Plan of Distribution

Description of Securities to be Registered............    Description of Capital Stock

Interests of Named Experts and Counsel................    Legal Matters; Experts

Material Changes......................................    Inapplicable

Incorporation of Certain Information By
 Reference............................................    Where You Can Get More Information

Disclosure of Commission Position on
 Indemnification for Securities Act Liabilities.......    Inapplicable

                             DATED JANUARY 20, 2000

PROSPECTUS

                            253,420 Class "A" Shares

                             OPTIMAL ROBOTICS CORP.

                                  COMMON SHARES

     One of our shareholders is offering for sale 253,420 of our common shares, which now trade on the Nasdaq National Market under the symbol "OPMR". On January 19, 2000 the last reported sale price for the common shares was $34.00 per share. Because the common shares are being offered by a shareholder and not by us, we will receive no proceeds from the offering. However, the shareholder will pay $1,671,485 to us upon its exercise of warrants to acquire the common shares which it is offering under this prospectus. See "Use of Proceeds."

                              ---------------------

     Investing in the common shares involves certain risks. See "Risk Factors" beginning on page 3.

                              ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


January 20, 2000

                               PROSPECTUS SUMMARY

     The summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common shares. We encourage you to read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and the notes to those financial statements. In this prospectus, except where otherwise indicated, references to "dollars" or "$" are to United States dollars. The Company

     We are the leading provider of self-checkout systems in supermarkets and supercenters in the United States. Our principal product is the U-Scan Express, an automated self-checkout system that enables shoppers to scan, bag and pay for their purchases with little or no assistance from store personnel. The U-Scan Express can be operated quickly and easily by shoppers and increases their perception of convenience and speed. The U-Scan Express also reduces the cost of checkout transactions to retailers and improves their ability to deliver convenience and service. U-Scan Express is compatible with the information systems already in use at stores where it is installed. There are 374 U-Scan Express systems installed in 328 stores in 27 states for leading retailers such as Kroger, Meijer, Wal-Mart, A&P and Ahold.

     Optimal was formed in 1984 and is incorporated under the federal laws of Canada. We commenced our current business in 1991. Our principal office is located at 4700 de la Savane, Montreal, Quebec, H4P 1T7, and our telephone number is (514) 738-8885. We have one subsidiary, Optimal Robotics, Inc., a wholly-owned Delaware corporation incorporated on October 7, 1999. This subsidiary currently does not conduct an active business.

     We are a foreign private issuer under the rules and regulations of the Commission.

     Information contained on our website does not form a part of this prospectus.


                                  The Offering

Common shares offered...................     253,420(1)

Common shares to be outstanding
  after the offering....................     11,698,353 (2)

Use of Proceeds.........................     The  Company   will  receive  no
                                             proceeds from this offering. See
                                             "Use of Proceeds."

Nasdaq National Market Symbol...........     OPMR


----------
(1) Issuable upon exercise of warrants held by the selling shareholder. See "Selling Shareholder."

(2) Computed as if the 2,622,462 unissued common shares underlying options and warrants not held by the selling shareholder (including re-load options) were not outstanding. The 253,420 common shares underlying warrants held by the selling shareholder were treated as outstanding.

                       WHERE YOU CAN GET MORE INFORMATION

We are a reporting company and file annual and other reports and information with the SEC. You can view these reports and other information at the SEC's internet web site at http://www.sec.gov. You may read and copy these reports and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You may also read and copy these documents at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC0330 for more information about the operation of the public reference rooms. You can also read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006. The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1998, filed with the SEC on March 8, 1999;

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the SEC on April 22, 1999;

     3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the SEC on July 27, 1999; and

     4. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the SEC on October 26, 1999.

We may also incorporate in this Prospectus any Form 6-K which we file with the Securities and Exchange Commission by identifying in such Form that it is being incorporated by reference into this Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

                              Optimal Robotics Corp.
                              4700 de la Savane
                              Suite 101
                              Monteal, Quebec  H4P 1T7
                              Attention:  O. Bradley McKenna
                              (514) 738-8885

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to purchase our common shares.

     We had a history of growing losses. From 1994 through 1998, we lost more money in each year than the year before. The amount we lost in each year is set forth below:

                           Year                  Net Loss
                           ----                  --------
                                              (in thousands)

                           1994                 $    92
                           1995                 $   618
                           1996                 $ 1,067
                           1997                 $ 1,381
                           1998                 $ 3,911

     As of September 30, 1999, our accumulated deficit from inception was $8,003,626. There is no certainty as to our being profitable in the future.

     We depend on one product. We believe that our near-term success depends principally on one product, the U-Scan Express. Our future success depends upon the continued acceptance of and demand for this one product, as well as from new products that we may bring to market. If U-Scan Express experiences significant problems, competition from superior technology, or customer resistance to our product, we could be harmed significantly.

     Sales growth will depend on increased demand for the U-Scan Express. Sales growth will depend on our generating additional orders from existing U-Scan Express customers as well as finding new customers for the system. We believe that stores will only purchase the U-Scan Express if they conclude that shoppers will use them and that there are benefits to the store from their installation. We believe that shoppers will use U-Scan Express systems if they perceive that they are convenient, easy to use and reliable. To date, the system has been sold primarily to supermarkets and supercenters.

     We rely on a few customers for most of our revenues. We have 11 major retailers as customers, nearly all of which are supermarket chains, and must rely on these customers' continued willingness to install the U-Scan Express. We may not be able to generate new customers for the U-Scan Express.

     We may not be able to manage our growth. During the past several years, we have experienced significant growth in sales, which has strained our resources. In particular, we have had to hire and train additional skilled personnel. Should sales continue to increase, we will have to find and train even more personnel to customize, install and support U-Scan Express systems. There is no assurance that we will be able to hire the skilled personnel we will need to meet increased demand should it develop. This is particularly true for installation and support personnel, for whom there is significant competition. If we are unable to hire such personnel, our sales may be adversely affected. Despite our recent growth, we are still a small company, and should demand for our products be unexpectedly strong, we may be unable to fill our orders.

     We may not be able to keep pace with changes in technology. The self-checkout industry is in its infancy. The technology utilized by the U-Scan Express is changing rapidly, in part due to the evolving demands of our customers. To be successful, we will have to anticipate the demands of our customers and improve our existing products and develop new ones to satisfy them. If we fail to improve and develop products by the times and at the prices demanded by our customers, our business and prospects will be adversely affected. Our competitors may introduce new technology that is better than ours. If so, we will have to improve our technology in order to remain competitive. If we are unable to do so, there might be an adverse impact on us or our stock price.

     We have pending patent infringement claims against us. In each of 1995 and 1996, we received a lawyer's letter from the same claimant alleging that the U-Scan Express system infringes upon the claimant's patent. Approximately six months ago, this claimant filed a civil action in the United States District Court for the District of Utah against us and PSC, the manufacturer of U-Scan Express system, alleging patent infringement. A second party also sent a lawyer's letter to us alleging a different patent infringement. We and our patent counsel reviewed such claims when the respective lawyer's letters were originally received. Although we determined that neither claimant would prevail in a lawsuit brought to assert the respective claims and that these claims will not have a material adverse effect on our business or prospects, no assurance can be given that a fact-finder would not find that our system infringes upon either of such claimants' rights.

     We have a small direct sales force. Our direct sales force consists of only four employees. We have supplemented our direct selling efforts by forming alliances with PSC, Inc. and IBM.

     We depend upon key personnel. Our future success depends to a great extent on the continued services of our senior management and other key personnel. Our success will also depend upon our ability to hire and retain qualified personnel to improve our existing products and to develop new ones. These people will include:

     o    programmers and other software engineers;

     o    project managers;

     o    installers; and

     o    hardware and software support personnel.

The competition for these people may be significant. Should we have difficulty hiring or retaining qualified personnel, it could adversely affect our business and prospects.

     We rely on a third party manufacturer. We depend upon PSC, Inc. to manufacture U-Scan Express. PSC has the exclusive right to manufacture the U-Scan Express for us through December 31, 2000. Should PSC fail for any reason to produce enough U-Scan Express systems to meet demand, we may be materially adversely affected. Furthermore, the inability to control the manufacture of our primary product also could adversely affect us.

     The U-Scan Express system is manufactured at only one location. PSC currently manufactures U-Scan Express systems in a single facility in Rochester, New York. A disruption of PSC's operations at this plant for any reason, including labor unrest or natural disaster, would delay our delivery of systems and adversely affect our business and results of operations.

     Competition could reduce revenue from the U-Scan Express system. The market for checkout systems is very competitive. The chief rival for the U-Scan Express system is the traditional manned checkout system. Although the use of automated self-checkout systems such as the U-Scan Express is relatively new, we expect increasing competition for sales of this product. The barriers to entering this market may be low. Most of our competitors are larger and have greater financial and other resources. Competitors include NCR, Symbol Technologies, Inc. and Productivity Solutions, Inc. We may not be able to compete against the resources of these and other companies.

     The U-Scan Express system may contain defects. The U-Scan Express is complex and, despite extensive testing, may contain undetected flaws when first installed for a new customer. This is particularly true of the software in the U-Scan Express, which must be adapted to each customer's information system. If serious, any such flaws could prevent or delay the market acceptance of the U-Scan Express system and cause us to incur substantial re-engineering expenses.

     Organized labor may resist U-Scan Express. U-Scan Express systems displace cashiers. For this reason, organized labor may seek provisions in collective bargaining agreements that prevent stores from installing U-Scan Express.

     We may require additional financing. We believe that our present cash and cash equivalents will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. We may need to raise additional funds, however, to pay for more rapid expansion, to respond to competitive pressures or for other reasons that may develop in the future that cannot be anticipated now. If additional funds are raised through the issuance of common shares, or securities that are convertible into common shares, the percentage ownership of our common shares by shareholders at that time will be diminished. Securities may be issued that have rights or preferences superior to the common shares that are being sold in this offering. Should we need to raise additional funds in the future, we may not be able to do so on any terms, or we may be unwilling to agree to the terms necessary to do so, and we would be adversely affected as a result.

     Our directors and officers can influence shareholder actions through their share ownership. After this offering, our officers, directors and principal shareholders will have the right to vote (if they were to exercise all options, including reloaded options, and warrants directly or indirectly held by them) an aggregate of 3,204,000 common shares, which will amount to 22.5% of the then total outstanding shares (after giving effect to such exercises). This percentage of outstanding shares may permit these persons to determine the outcome of any matter submitted to a vote of the shareholders including the election of directors, any amalgamation or consolidation, or our sale of all or substantially all our assets.

     Year 2000  remediation  may  involve  significant  time and expense and may reduce our future sales. Many currently installed computer systems do not correctly distinguish 21st century dates from 20th century dates. As a result, beginning on January 1, 2000, computer systems and software used by our customers would have produced erroneous results or failed unless they had been modified or upgraded to process date information correctly. We have not been alerted to any such difficulties on the part of our customers. If needed, Year 2000 compliance efforts may involve significant time and expense, and uncorrected problems could materially adversely affect our business, condition and operating results. All major and most minor third party providers of goods and services to us completed questionnaires that allowed us to assess their Year 2000 readiness prior to January 1, 2000. However, there is no assurance that we properly evaluated each third party's readiness through our review of the respective response. If a potential customer were to suffer Year 2000 related problems or set aside funds for Year 2000 expenditures while considering the purchase of a U-Scan Express, it is likely that any such purchase would be delayed. Additionally, we may face claims based on Year 2000 issues arising from the integration of multiple products within an overall system at a customer. We are aware of no such delays or claims to date.

     Share prices in technology stocks have been volatile. Recently, there have been substantial price and volume fluctuations in stock markets, and the prices of technology company shares have been particularly volatile. The price of our common shares in the stock market may move in ways that are unrelated or disproportionate to our operating performance. In addition to our performance, the following factors may cause the price of our common shares to fluctuate in the stock market:

     o    the introduction of new products by us or by competitors

     o    business conditions in our markets

     o    earnings forecasts by market analysts

     o    sales of our common shares in the market

     o    low trading volume of the common shares

     o    general economic conditions

Other factors, both related and unrelated to us, may also cause fluctuations in our share price.

     We are at risk from foreign currency exchange rate fluctuations. A significant portion of our expenses is paid in Canadian dollars, while substantially all of our revenues are earned in dollars. If the Canadian dollar becomes stronger, the effective cost of our expenses (as reported in dollars) will increase. We have never tried to hedge our exchange rate risk, do not plan to begin to do so and may not be successful should we attempt to do so in the future.

     Future sales of common shares could depress the price of the common shares. Sales of significant amounts of common shares in the public market after this offering, or the perception that sales will occur, could materially depress the market price of the common shares and restrict our ability to raise capital through future sales of common shares. Almost all of the 11,698,353 common shares that will be outstanding upon the termination of this offering will be eligible for immediate resale in the public market without restriction, other than any volume limitations on the sale of the 688,750 common shares (and the 2,515,250 common shares underlying all outstanding options, including reload options, and warrants) that are owned by our affiliates.

     We have an effective Registration Statement to register up to 2,622,462 common shares issuable upon the exercise of options and warrants currently outstanding (including re-load options). Those common shares, if issued, will be eligible for immediate resale in the market.

     Our quarterly operating results may vary. Our operating results have varied from quarter to quarter. During November and December, for example, retailers tend to focus on holiday season sales, and not on evaluating their checkout systems. As a result, our selling efforts in those months may be less productive than earlier in the year. Additionally, we recognize all of the income from the sale of a system when installation is completed and the customer has accepted it.

     We do not anticipate paying dividends in the near future. We intend to retain all of our earnings, if any, to finance operations and expand our business and do not anticipate paying any cash dividends in the foreseeable future.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus contain forward-looking information. You can identify these statements by forward-looking words such as "expect," "believe," "goal," "plan," "intend," "estimate," "may," and "will" or similar words. They include information concerning:

     o    growth and operating strategy;

     o    liquidity and capital expenditures;

     o    use of proceeds of the offering;

     o    financing plans;

     o    industry trends; and

     o    payment of dividends.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the "Risk Factors" section and elsewhere in this prospectus, that could cause the Company's actual results to differ materially from those anticipated in these forward-looking statements.

                                 USE OF PROCEEDS


The common shares are being registered for the account of the selling shareholder. The Company will receive no proceeds from the sale of the common shares. In order to obtain the common shares it is offering, however, the selling shareholder must exercise warrants it holds. If it exercises all of the warrants, the aggregate exercise price payable to the Company will be $1,671,290. See "Selling Shareholder." Any amounts received by the Company upon the exercise of warrants will be used for general corporate purposes.

                               SELLING SHAREHOLDER


     The shareholder that is offering common shares with this prospectus is Gerard Klauer Mattison & Co., Inc. In connection with acting as lead underwriter for the Company's initial public offering in 1996, Gerard Klauer received warrants to purchase 240,600 common shares. These warrants are exercisable at $6.60 per share until they expire on October 30, 2001. Gerard Klauer also holds warrants to purchase 12,820 common shares that it purchased from investors that received them in connection with a private financing the Company completed before its initial public offering. These warrants are exercisable at $6.50 per share until they expire on October 24, 2002. The common shares being offered by Gerard Klauer with this prospectus are the common shares that are issuable upon exercise of these warrants.

     Set forth below are Gerard Klauer's beneficial ownership of common shares before and after the offering under this prospectus.

                               Common Shares Owned


  Before this Offering              Being Offered            After this Offering
  --------------------              -------------            -------------------
Number(1)      Percent(2)      Number(1)     Percent(2)      Number      Percent

303,420           2.6%         253,420          2.2%         50,000       0.4%

----------
(1) Includes the 253,420 common shares that are issuable upon exercise of warrants and 50,000 common shares that Gerard Klauer holds directly in its own name. The common shares being offered are the shares underlying such warrants.

(2) Computed as if 2,622,462 unissued common shares underlying options (including re-load options) and warrants not held by Gerard Klauer were not outstanding. Common shares underlying warrants held by Gerard Klauer were treated as outstanding.

     Gerard Klauer acted as a co-managing underwriter for the Company's 1999 public offering, for which it received a customary fee.

                          DESCRIPTION OF SHARE CAPITAL

     The authorized capital stock of the Company consists of an unlimited number of Class "A" shares without par value (being referred to throughout this prospectus as the "common shares"), an unlimited number of Class B shares without par value and an unlimited number of Class C shares without par value. As of January 19, 2000, 11,698,353 common shares were issued and outstanding and no Class B Preferred Stock or Class C Preferred Stock was issued and outstanding as of such date.

     The following is a description of the material rights of the authorized capital stock of the Company. This description does not purport to be complete and is qualified in its entirety by reference to the Articles of the Company, a copy of which has been previously filed with the Commission.

Common shares

     Dividend Rights

     Holders of common shares shall be entitled to receive, as and when declared by the Board of Directors of the Company, but subject to the prior rights of the Class C Preferred Stock and any other class of shares ranking prior to the common shares, dividends in such amounts to be determined by the Board of Directors of the Company in its sole discretion.

     Voting Rights

     Holders of common shares are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholders' meeting (except meetings at which only the holders of another specified class or series of shares are entitled to vote pursuant to the Canada Business Corporations Act (the "CBCA")).

     Liquidation Rights

     The holders of common shares are entitled to receive the remaining property of the Company in the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company for the purpose of winding up its affairs, subject to the prior rights of any other class of shares ranking prior to the common shares in such circumstances.

Class B Preferred Stock

     Dividend Rights

     The holders of the Class B Preferred Stock are not entitled to receive any dividends thereon.

     Voting Rights

     Holders of the Class B Preferred Stock are entitled to cast one vote for each such share held of record on all matters acted upon at any shareholders' meeting (except meetings at which only the holders of another specified class or series of shares are entitled to vote pursuant to the CBCA).

     Redemption

     The Class B Preferred Stock at any time outstanding is redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon payment to the holders of the shares to be redeemed of a sum equal to the amount paid-up thereon.

     Liquidation Rights

     The Class B Preferred Stock shall rank, with respect to the return of the amount paid-up thereon, in priority to the common shares, Class C Preferred Stock and all shares ranking junior to the Class B Preferred Stock in the event of the liquidation, dissolution or winding up of the Company or other distribution of the assets of the Company for the purpose of winding up its affairs.

Class C Preferred Stock

     The Class C Preferred Stock may be issued from time to time in one or more series, the terms of each series including the number of shares, designation, rights, privileges, restrictions and conditions to be determined at the time of creation of each such series by the Board of Directors of the Company without shareholder approval, provided that all Class C Preferred Stock will rank, with respect to dividends and return of capital in the event of liquidation, dissolution or winding up of the Company or other distribution of assets of the Company for the purpose of winding up its affairs, pari passu among themselves and in priority to all common shares or shares of any class ranking junior to the Class C Preferred Stock.

Transfer Agent and Registrar

     The co-transfer agents and co-registrars for the common shares are Montreal Trust Company of Canada and The Bank of Nova Scotia Trust Company of New York.

          CERTAIN CANADIAN AND UNITED STATES INCOME TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

     The following is a general summary prepared by Goodman Phillips & Vineberg, Montreal, Quebec, of the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") to holders of common shares who are not resident nor deemed to be resident in Canada, who deal at arm's length with the Company, who are not affiliated with the Company within the meaning of the Canadian Tax Act, who hold the common shares as capital property and who do not use or hold, and are not deemed to use or hold, the common shares in connection with a trade or business carried on, or deemed to be carried on in Canada at any time ("Non-Resident Holders). This summary is based upon the current provisions of the Canadian Tax Act, the regulations thereunder, proposed amendments thereto publicly announced by the Department of Finance, Canada prior to the date hereof and the provisions of the Canada-U.S. Income Tax Convention (1980) (the "Convention"). This summary does not address the application of the proposed amendments dated December 23, 1998, to a Non-Resident Holder who ceased to be a resident of Canada for purposes of the Canadian Tax Act after October 1, 1996. Nor does this summary discuss special rules which may apply to a Non-Resident Holder that is an insurer.

     It has been assumed that the proposed amendments to the Canadian Tax Act and the regulations thereunder will be enacted and that there will be no other relevant amendments thereto. However, no assurance can be given in this respect.

     This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequence to any particular investor is made. The summary does not address any aspect of any provincial or local tax laws or the tax laws of jurisdictions outside Canada or the tax considerations applicable to persons other than Non-Resident Holders. Accordingly, prospective investors should consult with their own tax advisers for advice with respect to the income tax consequences of an investment in common shares arising under any provincial or local tax laws or the tax laws of jurisdictions outside Canada.

     Amounts in respect of common shares paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends to a Non-Resident Holder will generally be subject to Canadian non-resident withholding tax. Such withholding tax is levied at a basic rate of 25% which may be reduced pursuant to the terms of an applicable tax treaty between Canada and the country of residence of the Non-Resident Holder. Currently, under the Convention, the rate of Canadian non-resident withholding tax on the gross amount of dividends beneficially owned by a Non-Resident Holder who is a resident of the United States for the purpose of the Convention and who does not have a "permanent establishment" or "fixed base" in Canada is 15%. However, under the Convention, where such a beneficial owner is a company which owns at least 10% of the voting stock of the Company, the rate of such withholding is reduced to 5%.

     A purchase of common shares by the Company (other than a purchase of common shares by the Company on the open market) will give rise to a deemed dividend under the Canadian Tax Act equal to the difference between the amount paid by the Company on the purchase and the paid-up capital of such shares determined in accordance with the Canadian Tax Act. The paid-up capital of such shares may be less than the Non-Resident Holder's cost of such shares. Any such dividend deemed to have been received by a Non-Resident Holder will be subject to non-resident withholding tax as described above. The amount of any such deemed dividend will reduce the proceeds of disposition of the common shares to the Non-Resident Holder for purposes of computing the amount of the Non-Resident Holder's capital gain or loss under the Canadian Tax Act. However, as described below, a loss on the disposition of the common shares may not be available to be used to offset capital gains arising from the disposition of other property.

     A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain on a disposition or deemed disposition of common shares (including the death of the Non-Resident Holder) unless at the time of such disposition such shares constitute taxable Canadian property of the Non-Resident Holder for purposes of the Canadian Tax Act and such Non-Resident Holder is not entitled to relief under an applicable tax treaty. Provided the common shares are listed on a prescribed stock exchange at the time of disposition, such shares will generally not constitute taxable Canadian property of a Non-Resident Holder at the time of a disposition of such shares unless the Non-Resident Holder uses or holds or is deemed to use or hold such shares in or in the course of carrying on business in Canada or, at any time during the five-year period immediately preceding the disposition of such shares, not less than 25% of the issued shares of any class of the capital of the Company belonged to the Non-Resident Holder, to persons with whom the Non-Resident Holder did not deal at arm's length, or to the Non-Resident Holder and persons with whom the Non-Resident Holder did not deal at arm's length (taking into account any interest in or option in respect of such shares). In any event, under the Convention, gains derived by a Non-Resident Holder who is a resident of the United States (within the meaning of the Convention) from the disposition of common shares will generally not be taxable in Canada unless the value of the common shares is derived principally from real property situated in Canada. The Company does not anticipate that the value of the common shares will be derived principally from real property situated in Canada. If the common shares held by a Non-Resident Holder do not constitute taxable Canadian property or if a capital gain in respect of the common shares would because of a tax treaty be exempt from tax under the Canadian Tax Act, any capital loss arising upon the disposition of the common shares will not be available to be used to offset a capital gain realized in respect of another property, which may be subject to tax under the Canadian Tax Act. To the extent the common shares disposed of constitute taxable Canadian property, the Non-Resident Holder will be required to file a Canadian tax return, even if the gain arising from such a disposition is exempt from tax because of a tax treaty.

U.S. Federal Income Tax Considerations

     The following is a general summary prepared by Goodman Phillips & Vineberg, New York, New York of the material U.S. federal income tax considerations applicable to an investment in common shares by U.S. Holders. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis) and to differing interpretations. The summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. investor based on such investor's particular circumstances. In particular, the following summary does not address the tax treatment of U.S. investors who are broker-dealers or who own, directly, indirectly or constructively, 10% or more of the Company's outstanding voting stock, and certain U.S. investors (including without limitation, insurance companies, tax-exempt organizations, financial institutions, qualified retirement plans, real estate investment trusts, regulated investment companies and persons subject to the alternative minimum tax) who may be subject to special rules not discussed below. For purposes of this discussion, "U.S. Holders" means an individual citizen or resident of the United States, a corporation organized under the laws of the United States or any political subdivision thereof, an estate or trust the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or other U.S. persons as defined under the Code or that are otherwise subject to U.S. federal income tax on a net income basis in respect of the common shares.

     This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advise to any prospective investor and no representation with respect to the U.S. federal income tax consequences to any particular investor is made. The summary does not address any aspect of any state or local tax laws or the tax laws of jurisdictions outside the United States or the tax considerations applicable to non-U.S. Holders. Accordingly, prospective investors should consult with their own tax advisers for advice with respect to the income tax consequences to them having regard to their own particular circumstances, including any consequences of an investment in common shares arising under any state or local tax laws or the tax laws of jurisdictions outside the United States.

     For U.S. federal income tax purposes, a U.S. Holder of common shares generally will realize, to the extent of the Company's current and accumulated earnings and profits, ordinary income on the receipt of cash dividends on the common shares equal to the dollar value of such dividends on the date of receipt (based on the exchange rate on such date) without reduction for any Canadian withholding tax. To the extent, if any, that distributions made by the Company to a U.S. Holder exceed the current and accumulated earnings and profits of the Company, such distribution will be treated as a tax-free return of capital to the extent of such U.S. Holder's adjusted basis for such shares, and to the extent in excess of adjusted basis, as capital gain. Dividends paid on the common shares will not be eligible for the dividends received deduction available in certain cases to U.S. corporations. Generally, in the case of foreign currency received as a dividend that is not converted by the recipient into dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its dollar value on the date of receipt. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including an exchange for dollars, will be ordinary income or loss.

     Subject to certain requirements and limitations imposed by the Code, a U.S. Holder may elect to claim the Canadian tax withheld or paid with respect to dividends on the common shares either as a deduction or as a foreign tax credit against the U.S. federal income tax liability of such U.S. Holder. In general, a U.S. Holder may utilize foreign tax credits only to the extent its tax liability results from including in taxable income its foreign source income, which would include any dividends paid by the Company but generally would not include any gain realized upon a disposition of common shares. The requirements and limitations imposed by the Code with respect to the foreign tax credit are complex and beyond the scope of this summary, and consequently, prospective purchasers of common shares should consult with their own advisers to determine whether and to what extent they would be entitled to such credit.

     For U.S. federal income tax purposes, upon a sale or exchange of common shares, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on such sale or exchange (or its dollar equivalent, determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency) and the tax basis of such common shares. Subject to the passive foreign investment company rules discussed below, if the common shares are held as a capital asset, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held such common shares for more than one year. Moreover, any such gain or loss will generally be treated as U.S. source income.

     If, for any taxable year of the Company, 75% or more of the Company's gross income consists of certain types of "passive" income or the average value during a taxable year of "passive assets" (generally assets that produce or are held to produce passive income) is 50% or more of the average value of all the Company's assets, the Company would be treated as a "passive foreign investment company" ("PFIC") for such year and succeeding years with respect to such U.S. Holders who were shareholders of the Company during any taxable year in which the Company was a PFIC. If the Company is treated as a PFIC, U.S. Holders who do not make a special election to be taxed currently on their pro rata share of the Company's income and gains, whether or not distributed, will be subject to increased tax liability upon the receipt of certain dividends or upon the sale or other disposition of their common shares. Moreover, any gain upon the disposition by U.S. Holders of their common shares will be characterized as ordinary income and taxed at ordinary income rates. Based on the Company's investment plans, the Company is not currently, nor is it expected to become, a PFIC for U.S. federal income tax purposes. However, no assurance can be given as to future PFIC status.


                              PLAN OF DISTRIBUTION

     Gerard Klauer and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of the common shares offered hereby on any stock exchange, market or trading facility on which the common shares trade or in private transactions. These sales may be at fixed or negotiated prices. Gerard Klauer may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o one or more broker-dealers may agree with Gerard Klauer to sell a specified number of common shares at a stipulated price per share;

     o    a combination of any of the previously mentioned methods of sale; and

     o    any other method permitted pursuant to applicable law.

     Gerard Klauer may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Gerard Klauer may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of these securities and may sell and deliver common shares in connection with these transactions. Gerard Klauer may pledge their common shares to brokers pursuant to the margin provisions of customer agreements. If Gerard Klauer defaults on a margin loan, the broker may, from time to time, offer and sell the pledged common shares.

     Gerard Klauer may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Gerard Klauer (or from the purchaser if any broker-dealer acts as agent for the purchaser of common shares) in amounts to be negotiated. Gerard

Klauer does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     Gerard Klauer and any broker-dealers or agents that sell the common shares may be deemed to be underwriters within the meaning of the Securities Act in connection with the sales. If so, commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The registration statement of which this prospectus is a part was filed by the Company at the request of Gerard Klauer pursuant to the registration rights provided for in the warrant granted by the Company to Gerard Klauer when it acted as lead underwriter for the Company's initial public offering. As required by that agreement, the Company is bearing all the expenses of registering the common shares being offered by Gerard Klauer except for any underwriting discounts or sales commissions payable upon sale of the common shares and the Company will indemnify Gerard Klauer against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The Company has not registered the common shares for sale under the securities laws of any state or other political subdivision of the United States. Brokers or dealers effecting transactions in the common shares should confirm the registration thereof under the securities laws of the states in which these transactions occur, or the existence of any exemption from registration.

                                  LEGAL MATTERS

     Certain Canadian law matters relating to the common shares will be passed upon for the Company by Goodman Phillips & Vineberg, Montreal, Quebec. Leon P. Garfinkle, a partner in Goodman Phillips & Vineberg, is a director of the Company.

                                     EXPERTS

     The financial statements included in this prospectus as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been audited by PricewaterhouseCoopers LLP, Chartered Accountants in Canada, and are incorporated by reference herein upon such reports given upon the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.

---------------------------------            ----------------------------------
You   may   rely   only  on  the
information  contained  in  this
prospectus.    We    have    not
authorized   anyone  to  provide
information  different from that
contained  in  this  prospectus.
Neither  the  delivery  of  this
prospectus   nor  the   sale  of
common    shares    means   that
information  contained  in  this                  253,420 Shares
prospectus  is correct after the
date  of this  prospectus.  This
prospectus  is not an  offer  to
sell or solicitation of an offer
to buy  these  common  shares in
any  circumstances  under  which                   Common Shares
the  offer  or  solicitation  is
unlawful.



        TABLE OF CONTENTS

                        Page                       PROSPECTUS

Prospectus
  Summary.....................  1

Risk Factors..................  3
Use of Proceeds...............  8
Selling Shareholder...........  9

Description of Share
  Capital..................... 10
Certain Canadian and
 United States Income
 Tax Considerations........... 12
Plan of Distribution.......... 15                January 20, 2000
Legal Matters................. 16
Experts....................... 16
---------------------------------            ----------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14 Other Expenses of Issuance and Distribution

     The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

     SEC Registration Fee .............................          $ 2,153.44
     Accounting Fees and Expenses .....................          $ 9,000.00
     Legal Fees and Expenses ..........................          $15,000.00
     Miscellaneous Expenses ...........................          $10,000.00
                                                                 ----------

         Total ........................................          $36,153.44
                                                                 ==========

Item 15. Indemnification of Directors and Officers

     The Company's By-laws provide the following:

     Subject to the provisions of the CBCA, every director and officer of the Company (including those who have acted at the Company's request as an officer or director of a body corporate of which the Company is or was a shareholder or creditor) and his heirs and legal representatives shall from time to time be indemnified and saved harmless by the Company from and against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate (including without limitation all losses, liabilities, costs, charges and expenses incurred by him in respect of any act or proceeding for the recovery of claims of employees or former employees of the Company or such body corporate or in respect of any claim based upon the failure of the Company to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law), if

     (a) he acted honestly and in good faith with a view to the best interests of the Company; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The By-laws also contain a provision eliminating the liability of directors or officers for losses, damages or other misfortunes of the Company arising out of the execution of the duties of his office or in relation thereto, unless occasioned by his own wilful neglect or default (subject to compliance with the mandatory obligations and duties imposed by the CBCA and the regulations thereunder and the liability imposed for any breach thereof).

     The Company shall also indemnify such person in such other circumstances as the CBCA may require.

Item 16. Exhibits

Exhibit
Number          Exhibit

   4           Specimen certificate of the common shares
   5           Opinion of Goodman Phillips & Vineberg
  21           Subsidiaries
  23.1         Consent of Goodman Phillips & Vineberg (included in Exhibit 5)
  23.2         Consent of PricewaterhouseCoopers LLP
  23.3         Consent of CT Corporation
  24.1         Power of attorney (included on the signature page of the
               registration statement)

Item 17. Undertakings

                    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs

          (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
          Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus by means of a post-effective amendment, financial statements required pursuant to this paragraph
          (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, on the 20th day of January, 2000.

                                             OPTIMAL ROBOTICS CORP.
                                             (Registrant)



                                             By:      /s/ Neil S. Wechsler
                                                      ------------------------
                                                      Neil S. Wechsler
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the persons who appear below appoint and constitute Neil S. Wechsler and Holden L. Ostrin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (a) any and all amendments (including post-effective amendments) to this Registration Statement and (b) any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and in each case to file the same, together with all exhibits thereto, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                  Title                         Date

 /s/ Neil S. Wechsler       Director (Principal           January 20, 2000
---------------------       Executive
Neil S. Wechsler            Officer)

/s/ Holden L. Ostrin        Director                      January 20, 2000
---------------------
Holden L. Ostrin

/s/ Henry M. Karp           Director                      January 20, 2000
---------------------
Henry M. Karp

/s/ Leon P. Garfinkle       Director                      January 20, 2000
---------------------
Leon P. Garfinkle

/s/ James S. Gertler        Director (Authorized          January 20, 2000
---------------------       Representative
James S. Gertler            in the United States)

/s/ Gary S. Wechsler        Principal Financial and       January 20, 2000
---------------------       Accounting
Gary S. Wechsler            Officer

                                  EXHIBIT INDEX

                                                                    Sequentially
Exhibit                                                               Numbered
Number                         Exhibit                                 Page
-------                        -------                              ------------

   4 Specimen certificate of the common shares (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form 8, File No. 0-28572, filed with the Commission on July 17, 1996)

   5       Opinion of Goodman Phillips & Vineberg.....................  29

  21       Subsidiaries...............................................  31

  23.1     Consent of Goodman Phillips & Vineberg
            (included in Exhibit 5)

  23.2     Consent of PricewaterhouseCoopers LLP......................  32

  23.3     Consent of CT Corporation..................................  33

  24.1 Power of attorney (included on the signature page of the registration statement)


                                       28